Exhibit 99.1


             FIRST AMENDMENT TO THE RIGHTS AGREEMENT
             ---------------------------------------

     This First Amendment to the Rights Agreement (this

"Amendment") is entered into this 25th day of June, 2004 by and between Ennis, Inc., a Texas corporation, f/k/a Ennis Business

Forms, Inc. (the "Company") and Computershare Investor Services

LLC (the "Rights Agent"), as the successor Rights Agent to Harris

Trust and Savings Bank, an Illinois corporation.

                           BACKGROUND
                           ----------

     On November 4, 1998, the Company and the Rights Agent

entered into a Rights Agreement (the "Rights Agreement"), with

Harris Trust and Savings Bank.  On June 15, 2000, Computershare

Investor Services LLC acquired certain operations from Harris

Trust and Savings Bank, and became the successor Rights Agent under the Rights Agreement.  As permitted by Section 27 of the

Rights Agreement, the Company and the Rights Agent now desire to amend certain provisions of the Rights Agreement as set forth below.

     The parties, intending to be legally bound, agree as

follows:

     1.   Except as specifically amended by this Amendment, the

Rights Agreement shall continue in full force and effect in

accordance with its terms.

     2.   Effective as of June 25, 2004, Section 1(a) of the

Rights Agreement is hereby amended and restated in its entirety as follows:

           (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of fifteen percent (15%) or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any

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           employee benefit plan of the Company or any
           Subsidiary of the Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of
           (i) an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to fifteen percent (15%) or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of fifteen percent (15%) or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person"; or (ii) an acquisition of beneficial ownership of Common Shares by a Person pursuant to the Agreement and Plan of Merger dated as of June 25, 2004, by and among the Company, Midlothian Holdings LLC, and Centrum Acquisition, Inc. (the "Merger Agreement"), that causes such Person to become the Beneficial Owner of fifteen percent (15%) or more of the Common Shares of the Company outstanding immediately upon consummation of the Merger Agreement; provided, however, that if a Person shall become the Beneficial Owner of fifteen percent (15%) or more of the Common Shares of the Company then outstanding by reason of the Merger Agreement and shall, after the date of the Merger Agreement, become the Beneficial Owner of any additional Common Shares of the Company (other than by reason of an acquisition described in clauses (i) or (iii) of this definition), then such Person shall be deemed to be an "Acquiring Person"; or (iii) an acquisition of beneficial ownership of options granted to a non-executive director of the Company pursuant to a stock option plan adopted by the Company, or of Common Shares of the Company issued or that may be issued upon exercise of such options. Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

     3.   Capitalized terms used but not otherwise defined in

this Amendment shall have the meanings given to them in the

Rights Agreement.

                    [Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this First

Amendment to the Rights Agreement as of the date first written above.

                           COMPANY:

                           Ennis, Inc.

                           By:    /s/ Harve Cathey
                                  -----------------------
                           Name:  Harve Cathey
                           Title: VP & Secretary


                           RIGHTS AGENT:

                           Computershare Investor Services LLC

                           By:    /s/ Mark Asbury
                                  -----------------------
                           Name:  Mark Asbury
                           Title: Relationship Manager